UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2007

Tower Tech Holdings Inc.

(Exact name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-31313	88-0409160
(Commission File Number)	(IRS Employer
Identification No.)

101 South 16th Street, P.O. Box 1957

Manitowoc, Wisconsin 54221-1957

(Address of Principal Executive Offices and Zip Code)

(920) 684-5531

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                                     Unregistered Sales of Equity Securities

On October 24, 2007, the Board of Directors of Tower Tech Holdings Inc. (the “Company”) elected William Barrett, Charles Beynon and James Lindstrom as directors, to serve until the next annual meeting of stockholders. Mr. Lindstrom was appointed as Chairman of the Board, Compensation Committee Chairman and as a member of the Governance/Nominating Committee. Mr. Barrett was appointed as the Governance/Nominating Committee Chairman and as a member of the Audit Committee. Mr. Beynon was appointed as the Audit Committee Chairman and designated as its financial expert and appointed as a member of the Compensation Committee. These additions increase the number of Company directors to seven. In addition to Messrs. Barrett, Beynon and Lindstrom, the members of the Company’s Board include Cam Drecoll, the Company’s chief executive officer, Ray Brickner, the Company’s president, Terence Fox and Daniel Wergin. Neither Mr. Fox nor Mr. Wergin are employees of the Company.

In connection with their appointment as directors, the Board granted to William Barrett and Charles Beynon non-qualified stock options to purchase 25,000 shares each under the Company’s 2007 Equity Incentive Plan, which was approved by the Company’s Board on August 20, 2007 but is subject to shareholder approval (the “2007 Plan”). The options will vest ratably over a three-year period and expire October 24, 2017. The exercise price is equal to the fair market value on the date of the grant, which was $8.00 per share. The options were granted in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, since the issuance did not involve a public offering, the recipient took the securities for investment and not resale and the Company took appropriate measures to restrict transfer. The Company intends to file a form of non-qualified option agreement for grants under the 2007 Plan with its next periodic report.

In addition, on October 22, 2007, the Board granted to Mr. Lars Moller and Mr. Matthew Gadow incentive stock options for 500,000 shares and 400,000 shares, respectively, under the 2007 Plan. The grants were made to Messrs. Moller and Gadow on the date that their employment with the Company commenced, and have an exercise price equal to the fair market value on the date of the grant, which was $8.10 per share. Mr. Moller’s options will vest ratably over a five-year period and expire on October 22, 2017. Mr. Gadow’s stock option consists of two tranches, each of which expire on October 22, 2017. Tranche A consists of 200,000 options to purchase and vests ratably over a five-year period. Tranche B consists of 200,000 options to purchase and vests ratably over a five-year period, however, vesting is conditioned on Mr. Gadow’s timely relocation to a city specified by the Company. Tranche B options will be forfeited on October 22, 2012 if the relocation vesting condition has not been satisfied prior to that date. The option grants to Messrs. Moller and Gadow were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, since the issuance did not involve a public offering, the recipient took the securities for investment and not resale and the Company took appropriate measures to restrict transfer. The Company intends to file a form of incentive option agreement for grants under the 2007 Plan with its next periodic report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Directors

The information set forth in Item 3.02 above with respect to the appointment of Messrs. Barrett, Beynon and Lindstrom to the Company’s Board of Directors and committees, and the description of the equity awards made to Messrs. Barrett and Beynon, is incorporated herein by reference.

Messrs. Barrett and Beynon, as well as other eligible directors, will be compensated for their services on the Board according to the Tower Tech Holdings, Inc. Board Compensation Plan, which was declared effective by the Board on October 24, 2007. The Board Compensation Plan provides that each “eligible director” will receive $3,750 per calendar quarter for Board membership, $600 for each meeting that he or she personally attends and $500 for each meeting that he or she telephonically attends. Committee chairpersons will receive an additional cash fee of $3,750 per calendar quarter for their service, $1,100 for each committee meeting that he or she personally attends and $500 for each committee meeting that he or she telephonically attends. Other committee members will receive $600 for each committee meeting that he or she personally attends and $500 for each committee meeting that he or she telephonically attends. An “eligible director” is defined as a non-employee member of the Board who is not otherwise compensated by the Company. Mr. Lindstrom will not be compensated under the Board Compensation Plan or otherwise for his services as a director, committee member or committee chairman. The foregoing summary of compensation arrangements does not purport to be complete and is qualified in its entirety by reference to the Board Compensation Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Messrs. Barrett, Beynon and Lindstrom were appointed pursuant to covenants contained in the Company’s Securities Purchase Agreement dated March 1, 2007 (the “Initial Purchase Agreement”) with Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P. (collectively, the “Initial Tontine Investors”), and the Company’s Securities Purchase Agreement dated August 22, 2007 (the “Second Purchase Agreement” and together with the Initial Purchase Agreement, the “Purchase Agreements”) with Tontine Partners, L.P., Tontine 25 Overseas Master Fund, L.P., Tontine Overseas Master Fund, Ltd. (collectively, the “Additional Tontine Investors”) and the Initial Tontine Investors (together with the Initial Tontine Investors, “Tontine”), the terms of which are described in the Company’s Current Reports on Form 8-K filed March 5, 2007 and August 24, 2007, respectively.  As a result of covenants contained in the Purchase Agreements, Tontine has the right to appoint three members of the Company’s Board of Directors for so long as Tontine or its affiliates hold at least 20% of the Company’s then issued and outstanding Common Stock.

In addition, for so long as Messrs. Barrett, Beynon and Lindstrom are designated by Tontine in connection with its right to appoint directors to the Company’s Board, their terms of service will be subject to proxy agreements among Tontine and the former stockholders of Brad Foote Gear Works, Inc. and among Tontine and certain other Company stockholders. In connection with the Initial Purchase Agreement, Messrs. Christopher Allie, Daniel Wergin, Raymond Brickner and Terence Fox (together, the “Founding Stockholders”) irrevocably appointed Tontine as proxy for all shares of Company Common Stock that the Founding Stockholders own or have voting control over, with respect to effecting Tontine’s right to appoint its designees to Tower Tech’s Board of Directors. Pursuant to the irrevocable proxies, Messrs. Brickner, Fox and Wergin also agreed in their capacities as directors of Tower Tech to vote for the Board designees of Tontine. Additionally, in Tontine’s proxy agreement with the former stockholders of Brad Foote Gear Works, Inc., such persons agreed that, so long as Tontine and its affiliates have the right to appoint at least one director to the Board of Directors of the Company under the Securities Purchase Agreements, the Brad Foote Gear Works stockholders will vote their shares of Common Stock of the Company in favor of the election of those individuals designated by Tontine. Similarly, Tontine agreed that, so long as the former Brad Foote Gear Works stockholders collectively own at least 15% of the Common Stock of the Company, Tontine and its affiliates will vote their shares of the Common Stock of the Company for J. Cameron Drecoll in any election of directors of the Company. The proxy agreement was entered into in connection with the Company’s acquisition of Brad Foote Gear Works, Inc., the terms of which were described in the Company’s Current Reports on Form 8-K filed August 24, 2007 and October 24, 2007.

Neither of Messrs. Barrett or Beynon have been parties to, nor have they had a direct or indirect material interest in, any transaction with the Company during the current or preceding fiscal year, nor is there any currently proposed transaction. Mr. Lindstrom has an indirect interest in the Company’s transactions with Tontine due to his position as a partner of Tontine Associates, LLC. Since the beginning of the Company’s last fiscal year, the Company has made two private placements of Common Stock to Tontine, having an approximate aggregate dollar value of $65.4 million. Pursuant to the Initial Purchase Agreement, the Company sold 10,266,667 shares of Tower Tech Common Stock to Tontine at a discounted price of $1.50 per share. Pursuant to the Second Securities Purchase Agreement, the Company sold 12.5 million shares of Common Stock to Tontine at a discounted price of $4.00 per share. In addition, the Additional Tontine Investors provided interim debt financing for the Company’s recent acquisition of Brad Foote Gear Works, Inc. in exchange for senior subordinated convertible promissory notes from the Company in the aggregate amount of approximately $25 million (the “Notes”). The Company has not made any principal or interest payments to date on the Notes, and the amount outstanding is approximately $25 million. The Notes, which accrue interest at 9.5% per annum until July 19, 2008 and 13.5% thereafter, mature on October 19, 2010 and are subject to acceleration upon customary events of default.

The foregoing summary of the Company’s transactions with Tontine does not purport to be complete and is qualified in its entirety by reference to the Initial Purchase Agreement, a copy of which was previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed March 5, 2007 and is incorporated herein by reference, the Second Purchase Agreement, a copy of which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 24, 2007 and is incorporated herein by reference and the Notes, copies of which were previously filed as Exhibits 10.3, 10.4 and 10.5 to the Company’s Current Report on Form 8-K filed October 24, 2007 and which are incorporated herein by reference.

2007 Deferred Compensation Plan

On October 24, 2007, the Company adopted the Tower Tech Holdings Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan will provide incentives and rewards to certain key employees and non-employee directors of the Company who are selected by the Board to participate. The Plan is an unfunded deferred compensation arrangement subject to the provisions of Section 409A of the Internal Revenue Code (“Section 409A”). The Board determined on October 24, 2007 that the non-employee directors who receive compensation under the Board Compensation Plan would be eligible to participate in the Deferred Compensation Plan. None of the eligible non-employee directors have elected to participate to-date; however, they have 31 days from their eligibility date to make such an election for the current plan year, which ends on December 31.

Elections to defer receipt of all or a portion of salary, bonus compensation, and/or directors’ fees, as applicable, may be made by participants on an annual basis before the first day of the plan year and are irrevocable once made. The Company credits any such elected deferrals to the participant’s deferral account, and may, in its sole discretion, contribute additional amounts. The value of each participant’s deferral account will be deemed to be invested in shares of the Company’s common stock and will be adjusted for increases and decreases in the per share fair market value of the Company’s common stock. Participants are always fully vested in their deferral accounts and amounts credited to such accounts are nonforfeitable.

Distribution of a participant’s deferred compensation will occur in a single lump-sum payment, in cash, within 30 days of the earliest of the following: (i) the participant’s death; (ii) the participant’s “separation from service” (as defined in the Deferred Compensation Plan and Section 409A); or (iii) the effective date of a “change of control” (as defined in the Deferred Compensation Plan and Section 409A). However, if a participant is a “specified employee” as defined under Section 409A, the participant will not receive payment from his or her deferral account until 7 months following separation from service, or, if earlier, within 30 days following his or her death.

Notwithstanding other provisions of the Deferred Compensation Plan, if a participant incurs severe financial hardship due to illness or accident or other extraordinary and unforeseeable circumstances occur that would constitute an unforeseeable emergency under Section 409A, the Company’s Board of Directors may approve a distribution to that participant.

The foregoing summary of the Deferred Compensation Plan does not purport to be complete and is qualified in its entirety by reference to the Deferred Compensation Plan, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Amendment to Employment Agreement

On October 24, 2007, the Board approved an amendment to the employment agreement of Steve Huntington, the Company’s chief financial officer. Effective as of October 24, 2007, the amendment increases Mr. Huntington’s base salary from $130,000 per annum to $175,000 per annum. Mr. Huntington joined the Company in April 2007 and all other terms of his employment agreement remained unchanged. Mr. Huntington’s employment agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed April 27, 2007 and is incorporated herein by reference.

Item 8.01                                             Other Events

On October 26, 2007, the Company issued a press release announcing the election of Messrs. Barrett, Beynon and Lindstrom to the Board of Directors. A copy of this press release is furnished as Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits

(d)		Exhibits:

	10.1	Tower Tech Holdings Inc. Board Compensation Plan
	10.2	Tower Tech Holdings Inc. Deferred Compensation Plan
	99.1	Press Release dated October 26, 2007 announcing election of new directors

SIGNATURES

Date:  October 26, 2007

TOWER TECH HOLDINGS INC.

/s/ Steven A. Huntington
Steven A. Huntington
Chief Financial Officer

EXHIBIT INDEX

Tower Tech Holdings Inc.

Form 8-K Current Report

Exhibit
Number	Description
10.1	Tower Tech Holdings Inc. Board Compensation Plan
10.2	Tower Tech Holdings Inc. Deferred Compensation Plan
99.1	Press Release dated October 26, 2007 announcing election of new directors